EXHIBIT 10.19

STOCK ESCROW AGREEMENT AMENDMENT dated as of November 15, 2007 (this “Escrow Amendment”), among Symmetry Holdings Inc., a Delaware corporation (the “Company”), Corrado De Gasperis, Gilbert E. Playford, Playford SPAC Portfolio Ltd., Domenico Lepore, Scott C. Mason, M. Ridgway Barker, Robert W. Ramage, Jr. and Donald C. Bailey (collectively, the “Original Stockholders”), and the entities listed on Schedule A attached hereto (collectively, the “New Stockholders”, and collectively with the Stockholders, the “Existing Stockholders”), and CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as escrow agent (the “Escrow Agent”).

WITNESSETH:

WHEREAS, on March 12, 2007, the Company entered into the STOCK ESCROW AGREEMENT (the “Agreement”), among the Original Stockholders, the Company and the Escrow Agent, pursuant to which the Original Stockholders (who constitute officers, directors and/or stockholders of the Company) agreed to deposit all of their shares of Common Stock of the Company, as set forth opposite their respective names in Exhibit A attached thereto (collectively, the “Escrow Shares”), in escrow.

WHEREAS, on June 21, 2007, Playford and the Company entered into a Unit Subscription Agreement (the “Subscription Agreement”), pursuant to which Playford subscribed for and agreed to purchase, simultaneous with and on the date of closing (the “Closing Date”) of the proposed acquisition of Novamerican Steel Inc., a Canadian corporation (“Novamerican”), pursuant to an Arrangement Agreement among Novamerican, the Company and 633422 N.B. Ltd., a New Brunswick corporation and wholly-owned indirect subsidiary of the Company, up to 1,875,000 units (the “Units” and each, a “Unit”), each Unit consisting of (a) one share of common stock, par value $.0001 per share (the “Placement Shares” and each, a “Placement Share”), and (b) one warrant (the “Warrants” and each, a “Warrant”), each Warrant to purchase one Share at an exercise price of $5.50 per share (subject to adjustment).

WHEREAS, the Closing Date is expected to occur during the first half of November, 2007.

WHEREAS, pursuant to a Assignment of Subscription Rights dated as of September 17, 2007 (the “Assignment”), Playford assigned his rights to subscribe for the Units (including the Placement Shares) on the Closing Date to the New Stockholders, in the amounts set forth opposite each New Stockholder’s name on Schedule A attached hereto.

WHEREAS, on the Closing Date, under the Subscription Agreement and Assignment, the New Stockholders will receive the Units corresponding to the numbers set forth opposite their names on such Schedule A (including Placement Shares corresponding to the numbers set forth opposite their names on such Schedule A)(the “New Shares”).

WHEREAS, the Original Stockholders desire to amend the Agreement to add the New Shares to the definition of the Escrow Shares.

WHEREAS, Section 4.6 of the Agreement provides that no addition to, modification or amendment of the Agreement shall be binding upon a party unless such addition, modification or amendment is set forth in a written instrument that states that it adds to, amends or modifies the Agreement and that is executed and delivered on behalf of each party by an officer of, or attorney-in-fact for, such party, or, if a natural person, by such party or an attorney-in-fact for such party.

WHEREAS, this Escrow Amendment also serves to update Exhibit A to the Agreement to reflect all shares of Common Stock (but not Warrants) purchased by relevant Original Stockholders in the Directed Unit Program, and delivered by the underwriter handling the Directed Unit Program after the closing of the offering described in the Prospectus, as contemplated in the terms of original Exhibit A to the Agreement.

WHEREAS, capitalized terms used without definition herein shall have the meanings given to them in the Agreement.

NOW, THEREFORE, in consideration of the premises, representations and warranties and the mutual covenants and agreements contained herein and other good, valuable and sufficient consideration, the receipt of which is hereby acknowledged, the parties, intending to be legally bound, agree that:

1.         Exhibit A. Exhibit A attached to the Agreement is hereby superseded by Exhibit A attached hereto.

2.          Definitions. The definition of “Escrow Shares” in the Agreement is hereby deemed to include all shares included on Exhibit A attached hereto (including the New Shares), and the definition of “Existing Stockholders” in the Agreement is hereby deemed to include all of the New Stockholders. As used in the Agreement, the terms (a) “Original Stockholders” shall mean the Existing Stockholders who signed the original Agreement and (b) “New Stockholders” shall mean the Existing Stockholders who signed the Amendment.

3.          Deposit. Section 2.1 of the Agreement is hereby deemed and restated in its entirety so as to read as follows:

“2.1           Deposit. Each of the Existing Stockholders shall deliver to the Escrow Agent certificates representing his or its respective Escrow Shares, to be held and disbursed subject to the terms and conditions of this Agreement, (a) in the case of the Original Stockholders, on or before the Effective Date, and (b) in the case of the New Stockholders, on or promptly after the Closing Date (as defined in the Amendment dated as of November 15, 2007, to this Agreement (the “Amendment”)). Each Existing Stockholder acknowledges that the certificate representing his Escrow Shares is legended to reflect the deposit of such Escrow Shares under this Agreement.”

4.          Disbursement. Section 2.2 of the Agreement is hereby deemed and restated in its entirety so as to read as follows:

“2.2           Disbursement. The Escrow Agent shall hold the Escrow Shares of each Existing Stockholder for (a) in the case of the Original Stockholders, the period commencing on the date of the Prospectus and ending three (3) years after the date of the Prospectus (the “Original Stockholder Escrow Period”), and (b) in the case of the New Stockholders, the period commencing on the date of the Amendment and ending two (2) years after the date of the Amendment (the “New Stockholder Escrow Period”; each of the Original Stockholder Escrow Period and the New Stockholder Escrow Period, an “Applicable Escrow Period”). On such date, the Escrow Agent shall, upon written instructions from each Existing Stockholder, disburse each of the Existing Stockholder’s Escrow Shares to such Existing Stockholder; provided, however, that if the Escrow Agent is notified by the Company pursuant to Section 4.2 hereof that the Company is being liquidated at any time during the Applicable Escrow Period, then the Escrow Agent shall promptly release the Escrow Shares to the Existing Stockholders so that they can similarly participate in the distribution of the funds held in trust as described in the Company’s Amended and Restated Certificate of Incorporation and that certain Investment Management Trust Agreement, dated as of March 5, 2007 (the “Trust Agreement”), by and between the Company and Continental Stock Transfer & Trust Company, as trustee; provided, further, that if, after the Company consummates an Initial

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Business Combination (as defined and more fully described in the Prospectus and the Company’s Amended and Restated Certificate of Incorporation (the “Initial Business Combination”)) and the Company or the surviving entity of such Initial Business Combination subsequently consummates a transaction which results in all of the stockholders of the Company or such entity having the right to exchange their shares of Common Stock for cash, securities or other property, then the Escrow Agent will, upon receipt of a certificate, executed by the Chief Executive Officer or President of the Company, in form reasonably acceptable to the Escrow Agent, that such transaction is then being consummated, release the Escrow Shares to the Existing Stockholders upon consummation of the transaction so that they can similarly participate. The Escrow Agent shall have no further duties hereunder after the disbursement of the Escrow Shares in accordance with this Section 2.2. The Company shall give the Escrow Agent written notification of the liquidation and dissolution of the Company in the event that the Company fails to consummate an Initial Business Combination within the time period(s) specified in the Prospectus.”

5.          Rights of Existing Stockholders in Escrow Shares. Section 2.3 of the Agreement is hereby deemed and restated in its entirety so as to read as follows:

“2.3	Rights of Existing Stockholders in Escrow Shares.

(a)           Voting Rights as a Stockholder. Subject to the terms of the Insider Letters described in Section 2.3(d) hereof and except as herein provided, the Existing Stockholders shall retain all of their rights as stockholders of the Company during the Applicable Escrow Period, including, without limitation, the right to vote such shares.

(b)           Dividends and Other Distributions in Respect of the Escrow Shares. During the Applicable Escrow Period, all dividends payable in cash with respect to the Escrow Shares shall be paid to the Existing Stockholders, but all dividends payable in stock or other non-cash property (“Non-Cash Dividends”) shall be delivered to the Escrow Agent to hold in accordance with the terms hereof. As used herein, the term “Escrow Shares” shall be deemed to include the Non-Cash Dividends distributed thereon, if any.

(c)           Restrictions on Transfer. During the Applicable Escrow Period, no sale, transfer or other disposition may be made of any or all of the Escrow Shares except (i) by gift to a member of an Existing Stockholder’s immediate family or to a trust, the beneficiary of which is an Existing Stockholder or a member of an Existing Stockholder’s immediate family or an affiliate of the Existing Stockholder, (ii) to a company controlled by an Existing Stockholder, (iii) by virtue of the laws of descent and distribution upon death of any Existing Stockholder, or (iv) pursuant to a qualified domestic relations order; provided, however, that such permissive transfers may be implemented only upon the respective transferee’s written agreement to be bound by the terms and conditions of this Agreement and of the Insider Letter signed by the Existing Stockholder transferring the Escrow Shares. During the Applicable Escrow Period, none of the Existing Stockholders shall pledge or grant a security interest in the Escrow Shares or grant a security interest in its rights under this Agreement, unless any such pledge or security interest is expressly made subject to the terms of this Agreement.

(d)           Insider Letters. Each of the Original Stockholders has executed a letter agreement with the Company dated as indicated on Exhibit A hereto, and which is filed as an exhibit to the Registration Statement (each, an “Insider Letter”), respecting the rights and obligations of such Existing Stockholder in certain events, including but not limited to the liquidation of the Company.”

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6.          Full Force and Effect. Except as expressly amended hereby, all of the provisions of the Agreement are hereby affirmed and shall continue in full force and effect in accordance with their respective terms.

7.          Governing Law. The construction, validity and performance of this Escrow Amendment will be governed in all respects by the laws of the State of New York, without regard to its conflicts of laws principles.

8.          Counterparts; Signatures. This Escrow Amendment may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. The exchange of copies of this Escrow Amendment and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Escrow Amendment as to the parties and may be used in lieu of the original Amendment for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

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IN WITNESS WHEREOF, the Parties have executed and delivered this Escrow Amendment as of the date first above written.

SYMMETRY HOLDINGS INC.
By:	/s/ Corrado De Gasperis
Name: Corrado De Gasperis
Title: Chief Executive Officer

EXISTING INVESTORS:

/s/ Corrado De Gasperis		/s/ Gilbert E. Playford
Corrado De Gasperis 432 Scarborough Road Briarcliff Manor, NY 10510		Gilbert E. Playford 5200 St. Andrews Island Grand Harbor Vero Beach, FL 32967-7296

PLAYFORD SPAC PORTFOLIO LTD.
By:	/s/ Gilbert E. Playford	/s/ Domenico Lepore
Name: Gilbert E. Playford Title: General and Limited Partner Address: 5200 St. Andrews Island Dr. Vero Beach, FL 32967		Domenico Lepore 180 Montague Street Brooklyn, New York 11201

/s/ Scott C. Mason		/s/ M. Ridgway Barker
Scott C. Mason 1601 West Diehl Rd. Naperville, IL 60563		M. Ridgway Barker 55 Rowayton Avenue Rowayton, CT 06853

/s/ Robert W. Ramage, Jr.		/s/ Donald C. Bailey
Robert W. Ramage, Jr. 127 Buttercup Lane Huntington, New York 11743		Donald C. Bailey 1 Northcote Park Wrens Hill Oxshott, Surrey England KT22 0HL, United Kingdom

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NEW STOCKHOLDERS:

THE GILBERT E PLAYFORD 2007 CHARITABLE REMAINDER TRUST U/A/D 6/12/07		Playford Holdings, Ltd.
By:	/s/ Gilbert E. Playford	By:	/s/ Gilbert E. Playford
	Name: Gilbert E. Playford		Name: Gilbert E. Playford
	Title: Trustee		Title: General Partner

Lions Den Investments SA		Chongwe Investments SA
By:	/s/ Gilbert E. Playford	By:	/s/ Gilbert E. Playford
	Name: Emmanuele Argand		Name: Emmanuele Argand
	Title: Director		Title: Director

Etosha Investments SA
By:	/s/ Gilbert E. Playford
Name: Emmanuele Argand
Title: Director

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Escrow Agent
By:	/s/ Steven Nelson
Name: Steven Nelson
Title: Chairman

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Exhibit A - Escrow Shares

Existing Stockholder	Number of Shares	Stock Cert. #	Shares Issued in Directed Unit Program * (with Stock Cert. #)	Escrow Period	Date of Insider Letter
Existing Stockholders:
Corrado De Gasperis	1,875,000	16	---	March 7, 2010 (3 years from IPO prospectus date)	March 6, 2007
Playford SPAC Portfolio Ltd.	1,172,500	19		March 7, 2010 (3 years from IPO prospectus date)	March 6, 2007
Gilbert E. Playford Revocable Trust [will be transferred from Playford SPAC Portfolio Ltd.]	---	---	125,000 / #3	March 7, 2010 (3 years from IPO prospectus date)	March 6, 2007
Domenico Lepore	700,000	18	---	March 7, 2010 (3 years from IPO prospectus date)	March 6, 2007
Scott Carter Mason	235,000	10	18,750 / #2	March 7, 2010 (3 years from IPO prospectus date)	March 6, 2007
M. Ridgway Barker	235,000	12	25,000 / #1	March 7, 2010 (3 years from IPO prospectus date)	March 6, 2007
Robert W. Ramage, Jr.	235,000	15,17	---	March 7, 2010 (3 years from IPO prospectus date)	March 6, 2007
Donald C. Bailey	235,000	11	---	March 7, 2010 (3 years from IPO prospectus date)	March 6, 2007
Subtotal	4,687,500
New Stockholders:
The Gilbert E Playford 2007 Charitable Remainder Trust U/A/D 6/12/07	625,000		---	November 15, 2009 (2 years from issuance date)	---
Playford Holdings, Ltd.	312,500		---	November 15, 2009 (2 years from issuance date)	---
Lions Den Investments SA	312,500		---	November 15, 2009 (2 years from issuance date)	---
Chongwe Investments SA	312,500		---	November 15, 2009 (2 years from issuance date)	---
Etosha Investments SA	312,500		---	November 15, 2009 (2 years from issuance date)	---
Subtotal	1, 875,000
TOTAL	6,562,500	---	---		---

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Schedule A

New Stockholders/ New Shares

Name	Address	Tax ID Number	No. of Shares
The Gilbert E Playford 2007 Charitable Remainder Trust U/A/D 6/12/07	5200 ST. ANDREWS ISLAND DRIVE VERO BEACH, FL 32967		625,000
Playford Holdings, Ltd.	5200 ST. ANDREWS ISLAND DRIVE VERO BEACH, FL 32967		312,500
Lions Den Investments SA	c/o de Pfyffer & Partners,6 rue Bellot,1206 Geneva, att. E.Argand (mailing address) Calla Beatriz de Cabal, Edificio P.H. Proconsa II, Octavio Piso, Apartado postal (P.O. Box) 0816-01461, Panama 5, Panama (registered office)		312,500
Chongwe Investments SA	c/o de Pfyffer & Partners,6 rue Bellot,1206 Geneva, att. E.Argand (mailing address) Calla Beatriz de Cabal, Edificio P.H. Proconsa II, Octavio Piso, Apartado postal (P.O. Box) 0816-01461, Panama 5, Panama (registered office)		312,500
Etosha Investments SA	c/o de Pfyffer & Partners,6 rue Bellot,1206 Geneva, att. E.Argand (mailing address) Calla Beatriz de Cabal, Edificio P.H. Proconsa II, Octavio Piso, Apartado postal (P.O. Box) 0816-01461, Panama 5, Panama (registered office)		312,500
Total			1,875,000

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